Exhibit 10.1

Execution Version

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of February 8, 2021, by and among Decarbonization Plus Acquisition Corporation, a Delaware corporation (“DCRB”), the undersigned stockholders (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) of Hyzon Motors Inc., a Delaware corporation (the “Company”), and the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on February 8, 2021, DCRB, DCRB Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of DCRB (“Merger Sub”), and the Company, entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of DCRB (the “Merger”);

WHEREAS, each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that such Lock-Up Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record;

WHEREAS, each of DCRB, the Company and each Lock-Up Party has determined that it is in its best interests to enter into this Agreement; and

WHEREAS, each Lock-Up Party understands and acknowledges that DCRB’s obligation to consummate the Merger is conditioned upon such Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“DCRB Common Stock” means DCRB’s Class A common stock, par value $0.0001 per share.

“DCRB Securities” means (a) any shares of DCRB Common Stock, (b) any shares of DCRB Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such DCRB Common Stock and (c) any equity securities of DCRB that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Expiration Time” shall mean the earliest to occur of (a) the effective date of the Merger (the “Closing Date”), (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any DCRB Securities Beneficially Owned by a Lock-Up Party as of immediately following the Closing Date, other than any DCRB Securities acquired in open market transactions.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (c) any Affiliate of any Family Member of such Person, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (e) the Company or DCRB in connection with the repurchase of shares of DCRB Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Lock-Up.

2.1 Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with DCRB not to effect any Transfer of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, each Lock-Up Party may Transfer, without the consent of DCRB, any of such Lock-Up Party’s Lock-Up Securities (i) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to DCRB or (ii) (a) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, or for estate planning purposes; (b) in the case of an individual, pursuant to a qualified domestic relations order; (c) in the case of an individual, Transfers by gift to a charitable organization; (d) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or (e) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of DCRB’s stockholders having the right to exchange their DCRB Securities for cash, securities or other property subsequent to the Merger; provided, that in connection with any Transfer of such Lock-Up Securities, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute and deliver lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, a Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article II had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

2.3 Legends. Any certificates representing the Lock-Up Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND SECURITYHOLDER.”

3. Additional Agreements.

3.1 Confidentiality. Until the Expiration Time, each Lock-Up Party will and will direct their Affiliates to keep confidential and not disclose any non-public information relating to DCRB or the Company and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Lock-Up Party in breach of this Section 3.1, (ii) is, was or becomes available to such Lock-Up Party on a non-confidential basis from a source other than DCRB or the Company, or (iii) is or was independently developed by such Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Lock-Up Party gives DCRB or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that DCRB or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require a Lock-Up Party to itself commence litigation regarding such protective order or similar relief).

3.2 DCRB Board Release. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that, from and after the Closing Date, the Board of Directors of DCRB shall be entitled to release any Lock-Up Party from any or all of its obligations hereunder, in each case on behalf of DCRB and the Company, provided, however, that if one Lock-Up Party is released, the other Lock-Up Parties shall also be similarly released to the same relative extent as the released Lock-Up Party.

4. Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and DCRB as follows:

4.1 Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Lock-Up Party, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of such Lock-Up Party after reasonable inquiry, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Lock-Up Party from serving on the Board of Directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Lock-Up Party is entering into this Agreement solely in its capacity as the anticipated owner of DCRB Securities following the consummation of the Merger.

6. Termination. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order than the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.2 Non-survival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any schedule, statement, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (1) DCRB, (2) the Company and (3), if prior to the Closing Date, by Lock-Up Parties holding 75% of the shares of the Company (measured by shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), and assuming the exercise and conversion of all then-outstanding Company securities into shares of the Company Common Stock) then held by Lock-Up Parties, and, if after the Closing Date, by Lock-Up Parties holding 75% of the Lock-Up Securities (assuming the exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement. Any such amendment shall be binding on all the Lock-Up Parties, provided that no amendment shall be binding upon any Lock-Up Parties to the extent that it materially increases any obligation upon or otherwise materially adversely change the rights of, any Lock-Up Party, except upon the written consent of such Lock-Up Parties.

7.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Chancery Court, or, if that court does not have jurisdiction, in any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and(ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email (provided no “bounceback” or notice of non-delivery is received) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6):

(i) if to DCRB prior to the Merger, to:

Decarbonization Plus Acquisition Corporation

2744 Sand Hill Road

Menlo Park, CA

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc, phaskopoulos@riverstonellc.com, rtichio@riverstonellc.com with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Dan Komarek

Email: dkomarek@velaw.com

and

Vinson & Elkins L.L.P.

2801 Via Fortuna

Suite 100

Austin, TX 78746

Attention: Milam Newby

Email: mnewby@velaw.com

(ii) if to the Company or DCRB following the Merger, to:

Hyzon Motors Inc.

85 East Street

Honeoye Falls, New York 14472

Attention: Craig Knight, George Gu

Email: craig.knight@hyzonmotors.com; gg@hyzonmotors.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY, 10004

Attention: Robert Downes, Scott Miller

Email: downesr@sullcrom.com; millersc@sullcrom.com

(iii) if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement,

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY, 10004

Attention: Robert Downes, Scott Miller

Email: downesr@sullcrom.com; millersc@sullcrom.com

7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

7.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Lock-Up Party acknowledges that Sullivan & Cromwell LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and that such firm is not acting as counsel to any Lock-Up Party.

7.13 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

7.14 Further Assurances. At the request of DCRB or the Company, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of DCRB, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.15 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.16 Several Liability. The liability of any Lock-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.17 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims, obligations, liabilities or causes of action that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance or non-performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, incorporators, directors, officers, employees, general or limited partners, members, managers, agents, attorneys or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, incorporator, director, officer, employee, general or limited partner, member, manager, agent, attorney or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities based upon, arising under, out of, in connection with, or related in any manner to this Agreement. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

DECARBONIZATION PLUS ACQUISITION CORPORATION

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

HYZON MOTORS INC.

By:	/s/ Craig Knight
Name:	Craig Knight
Title:	Chief Executive Officer

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTIES:

By:	/s/ Craig Knight
Name:	Craig Knight

Address:

Email Address:

ASCENT FUNDS SPV I LP

By:	/s/ Mark Gordon
Name:	Mark Gordon

Title:	Chief Executive Officer

Address:

Email Address:

HYMAS PTE. LTD

By:	/s/ Craig Knight
Name:	Craig Knight

Title:	Authorized

Address:

Email Address:

SIGNATURE PAGE TO

LOCK-UP AGREEMENT

By:	/s/ George Gu
Name:	George Gu

Address:

Email Address:

By:	/s/ Gary Robb
Name:	Gary Robb

Address:

Email Address:

SIGNATURE PAGE TO

LOCK-UP AGREEMENT